UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2016

GOODRICH PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-12719	76-0466193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

801 Louisiana, Suite 700 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 780-9494

Not Applicable

(Former Name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

On April 8, 2016, Goodrich Petroleum Corporation (the “Company”) held a special meeting of stockholders (the “Special Meeting”). The Special Meeting was originally scheduled for March 14, 2016 but had twice been adjourned to March 31, 2016 and again to April 8, 2016 due to a lack of quorum at the March 14th and March 31st meetings. A quorum was not reached at the April 8, 2016 meeting either, with 29,740,123 shares of the Company’s common stock, par value $0.20 per share (the “Common Stock”) present in person or by proxy at the meeting, representing only 38.75% of the issued and outstanding shares of the Company’s Common Stock as of the February 5, 2016 record date. The meeting was not further adjourned.

Item 8.01	Other Events

On April 11, 2016, the Company issued a press release announcing the final results of its previously commenced offers to exchange any and all of the shares of the Company’s outstanding 5.375% Series B Cumulative Convertible Preferred Stock, any and all of the depositary shares representing the Company’s outstanding 10.00% Series C Cumulative Preferred Stock, any and all of the depositary shares representing the Company’s outstanding 9.75% Series D Cumulative Preferred Stock and any and all of the depositary shares representing the Company’s outstanding 10.00% Series E Cumulative Convertible Preferred Stock for newly issued shares of Common Stock and its previously commenced offers to exchange any and all of the Company’s outstanding 8.875% Senior Notes due 2019, 3.25% Convertible Senior Notes due 2026, 5.00% Convertible Senior Notes due 2029, 5.00% Convertible Senior Notes due 2032 and 5.00% Convertible Exchange Senior Notes due 2032 for newly issued shares of Common Stock. A copy of the press release is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release issued April 11, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRICH PETROLEUM CORPORATION

Date: April 11, 2016	By:	/s/ Michael J. Killelea
Michael J. Killelea
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued April 11, 2016.